POWER OF ATTORNEY Know all by these presents, tfaat the undersigned, hereby constitutes and appoints each of Mary Befh Orson, Justin Schempp, Robm Privette, Michael Hoemer, Chance Huber, Cindy Thomas and Gregory Parisi, signing singly, such person's tme and lawful attomey-m-fact to: (1) prepare, execute in such person's name and on such person's behalf, and submit to fhe United States Securities and Exchange Commission (the SEC"), any documents necessary or appropriate to obtain codes, passwords, and passphrases enabling such person to make electronic filings with the SEC of reports required by Section 16(a) or Section 13(d) of fee Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC; (2) execute for and on behalf of such person, with respect to holdings of, and transactions m, securities of Pathward Fmancial, Inc. ("Pathward"), Forms 3, 4 and 5, and any amendments thereto, m accordance with Section 16(a) offhe Exchange Act and the mles thereunder, (3) execute for and on behalf of such person any Schedules 13D or 13G, and any amendments thereto, relatmg to securities ofPafhward, in accordance with Section 13(d) offhe Exchange Act and the rules thereunder; (4) do and perform any and all acts for and on behalf of such person which may be uecessary or desirable to complete and execute any such Form 3, 4 or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and file any such form with the SEC and any stock exchange or similar authority; and (5) take any other action of any type whatsoever ia connection with the foregoing which, in fhe opiflion of such attomey-in-fact, may be of benefit to, in the best interest of, or legally required by; such person, it being understood that tfae documents executed by such attomey-in-fact on behalf of such person pursuant to this Power of Attorney shall be m such form and shall contain such terms and conditions as such attomey-in-fact may approve in such attomey-m-fact's discretion. The undersigned hereby grants to each attomey-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confcmmg all that such attomey-m-fact, or such attomey-in-facfs substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigced acknowledges that each of the foregoing attomeys-m-fact, m serving in such capacity at the request of such person, is not assuming any of such person's responsibilities to comply with Section 16(a) or Section 13(d) offhe Exchange Act This Power of Attorney amends and restates m its entirety tfae Power of Attorney for filings with respect to Form 3,4 or 5 or Schedule 13D or 13G that fhe undersigaed previously signed and delivered to Pathward. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 or 5 or Schedule 13D or 13G wifh respect to the holdings of, and tansacrions in, Pathward securities by tfae undersigned, unless earlier revoked by fhe undersigned m a signed writing delivered to the foregoing attomeys-in-fact IN WITNESS WHEREOF, tfae undersigned has caused this Power of Attorney to be executed as of this ^7 day of November, 2023. A